UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 26, 2007
SPORT SUPPLY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-15289 (Commission File Number)	22-2795073 (IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas (Address of principal executive offices)	75234 (Zip Code)
(972) 484-9484
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 26, 2007, Sport Supply Group, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with CBT Holdings, LLC (the “Purchaser”) whereby the Company will privately sell $18,300,000 of its common stock, par value $0.01 per share (the “Common Stock”) on July 30, 2007 (such date, or if later, on the third business day following the satisfaction of certain closing conditions other than those intended to be satisfied at the closing, the “Closing Date”). The Company will use all of the proceeds from the private placement for (i) the prepayment of outstanding indebtedness under the Company’s senior secured credit facility with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., individually as lender, as administrative agent, sole book runner and sole lead manager and (ii) the payment of out-of-pocket costs and expenses incurred in connection with the private placement.
     Pursuant to the Purchase Agreement, the Company will sell 1,830,000 shares of its Common Stock, subject to adjustment so that the aggregate number of shares of Common Stock to be issued to the Purchaser at the closing will constitute 15.01% of the Company’s issued and outstanding voting stock immediately following the closing (the “Shares”), at a price per Share of $10.00 in cash, to the Purchaser in a private placement transaction made in reliance upon the exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The Purchaser is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.
     The Company has agreed to file a registration statement on Form S-3, registering the Shares for resale, and will be subject to certain penalties if the registration statement is not declared effective within 270 days of the Closing Date or is otherwise unavailable under certain conditions.
     In addition, the Purchaser, upon the completion of the private placement and for so as long as the Purchaser owns not less than 600,000 of the Shares, will have certain rights with respect to (i) access to Company management, (ii) the ability to designate a representative who is reasonably acceptable to the Company to attend in a non-voting, observer capacity, the meetings of the Company’s board of directors and its committees, and (iii) the ability to require that the Company’s board of directors nominate a designee chosen by the Purchaser and who is otherwise reasonably acceptable to the Company and further recommend to the Company’s stockholders the election of such nominee to the Company’s board of directors.
     The foregoing description does not purport to be a complete description of the Shares, the rights of the Company or the Purchaser in the private placement, the parties’ rights and obligations under the Purchase Agreement or the transaction contemplated thereby.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided above in response to Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure.
     On July 26, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the execution of the Purchase Agreement.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 26, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.
Date: July 27, 2007	By:	/s/ William R. Estill
William R. Estill
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 26, 2007